Exhibit 4.1

Number *1*	Shares *6,000,000*

7.55% SERIES D CUMULATIVE

REDEEMABLE PREFERRED STOCK	SEE REVERSE FOR
IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 529537201

LEXINGTON REALTY TRUST

a Real Estate Investment Trust

Formed Under the Laws of the State of Maryland

** GLOBAL CERTIFICATE **

THIS CERTIFIES THAT CEDE & CO.

is the owner of **SIX MILLION **

fully paid and nonassessable shares of 7.55% Series D Cumulative Redeemable Preferred Stock, $.0001 par value per share ("Series D Preferred Stock"), of LEXINGTON REALTY TRUST (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Declaration of Trust and Amended and Restated Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: February 14, 2007

___________________________	(SEAL)	______________________________
Paul R. Wood, Secretary	Patrick Carroll, Executive Vice President

IMPORTANT NOTICE

The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, no Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the value of the outstanding Equity Stock of the Trust; or (2) Beneficially Own Equity Stock that would result in the Trust’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Trust. These restrictions also apply to shares of Series D Preferred Stock separately as a class and without regard to any other series or class of Equity Stock. All capitalized terms in this legend have the meanings defined in the Declaration, as the same may be further amended from time to time, a copy of which including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically converted for shares of Excess Stock which will be held in trust by the Trust..

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS OR SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

Keep this certificate in a safe place. If it is lost, stolen or destroyed, the trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT _____________	Custodian _____________
TEN ENT - as tenants by the entireties	(cust)	(Minor)
JT TEN - as joint tenants with right	under Uniform Gifts to Minors Act of ___________________
of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

___________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_________________ shares of Series D Preferred Stock of the Trust represented by this Certificate and do hereby irrevocably constitute and appoint _________________ attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated _______________	x_________________________________________	x_________________________________________
Signature(s) Guaranteed	NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

________________________________________________

THE SIGNATURES SHOULD BE GUARANTEED BY AN

ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,

SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE

MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.